EXHIBIT 10.2   AMENDMENT  TO  EMPLOYMENT  AGREEMENT  BETWEEN  DELPHOS  CITIZENS
                BANCORP, INC. AND PRESIDENT AND CHIEF EXECUTIVE OFFICER


                                 FIRST AMENDMENT
                         DELPHOS CITIZENS BANCORP, INC.
                              EMPLOYMENT AGREEMENT


         WHEREAS, the Delphos Citizens Bancorp,  Inc. (the "Company") and Joseph
R. Reinemeyer ("Executive") entered into an employment agreement effective April 21, 1997 (the "Agreement");

         WHEREAS, the Company and Executive desire to amend the Agreement to clarify the definition of "average annual compensation" and to provide for tax indemnification to Executive in the event necessary as a result of a change in control; and

         WHEREAS, Section 14 of the Agreement provides that the Agreement may be modified by a written instrument signed by the parties to the Agreement.

         NOW, THEREFORE, the Company and Executive agree to amend the Agreement, effective immediately, as follows:

                                    ITEM ONE

Section 5(c) of the Agreement is amended by deleting the second sentence thereof in its entirety and replacing it with the following language:

         "In determining "average annual compensation," annual compensation shall include Base Salary and any other taxable income, including but not limited to amounts related to the granting, vesting or exercise of restricted stock or stock option awards, commissions, bonuses, severance payments, retirement benefits, director or committee fees and fringe benefits paid or to be paid to Executive or paid for Executive's benefit during any applicable year, as well as pension, profit sharing or other tax-qualified retirement plan contributions or benefits (whether or not taxable) contributed or accrued on behalf of Executive for any applicable year."

                                   SECOND ITEM

Section 6 of the Agreement shall be deleted in its entirety and replaced with the following new Section 6:

         6.     CHANGE IN CONTROL RELATED PROVISIONS.

                (a) Notwithstanding any other provision of this Agreement, for any taxable year in which Executive shall be liable for the payment of an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, (or any successor provision thereto), with respect to any payment in the nature of the compensation made by the Holding Company or the Institution to (or for the benefit of) Executive pursuant to this Agreement or otherwise, the Holding Company shall pay to Executive an amount determined under the following formula:

                An amount equal to:  (E x P) + X

         WHERE:

                X  =                   E x P
                      --------------------------------------
                      1 - [(FI x (1 - SLI)) + SLI + E]


                E   =           the rate at which  the  excise  tax is
                                assessed  under  Section
                                4999 of the Code;

                P   =           the amount with respect to which
                                such excise tax is assessed,
                                determined without regard to this
                                Section 2;

                FI  =           the highest marginal rate of federal
                                income, employment, and other taxes
                                (other than taxes imposed under
                                Section 4999 of the Code) applicable
                                to Executive for the taxable year in
                                question; and

                SLI = the sum of the highest marginal rates of income and payroll tax applicable to Executive under applicable state and local laws for the taxable year in question.

         With respect to any payment in the nature of compensation that is made to (or for the benefit of) Executive under the terms of this Agreement or otherwise and on which an excise tax under Section 4999 of the Code will be assessed, the payment determined under this Section 6 shall be made to Executive on the earliest of (i) the date the Holding Company is required to withhold such tax, (ii) the date the tax is required to be paid by Executive, or (iii) at the time of the Change in Control. It is the intention of the parties that the Holding Company provide Executive with a full tax gross-up under the provisions of this Agreement, so that on a net after-tax basis, the result to Executive shall be the same as if the excise tax under Section 4999 (or any successor provisions) of the Code had not been imposed. The tax gross-up may be adjusted if alternative minimum tax rules are applicable to Executive.

                (b) Notwithstanding the foregoing, if it shall subsequently be determined in a final judicial determination or a final administrative settlement to which Executive is a party that the excess parachute payment as defined in Section 4999 of the Code, reduced as described above, is more than the amount determined as "P", above (such greater amount being hereafter referred to as the "Determinative Excess Parachute Payment") then the Holding Company's independent accountants shall determine the amount (the "Adjustment Amount"), the Holding Company must pay to the Executive, in order to put the Executive (or the Holding Company, as the case may be) in the same position as the Executive (or the Holding Company, as the case may be) would have been if the amount determined as "P" above had been equal to the Determinative Excess Parachute Payment. In determining the Adjustment Amount, the independent accountants shall take into account any and all taxes (including any penalties and interest) paid by or for Executive or refunded to Executive or for Executive's benefit. As soon as practicable after the Adjustment Amount has been so determined, the Holding Company shall pay the Adjustment Amount to Executive.

                (c) In each calendar year that Executive receives payments or benefits under this Agreement, Executive shall report on his state and federal income tax returns such information as is consistent with the determination made by the independent accountants of the Holding Company as described above. The Holding Company shall indemnify and hold Executive harmless from any and all losses, costs and expenses (including without limitation, reasonable attorney's fees, interest, fines and penalties) which Executive incurs as a result of so reporting such information. Executive shall promptly notify the Holding Company in writing whenever the Executive receives notice of the Bank of a judicial or administrative proceeding, formal or informal, in which the federal tax treatment under Section 4999 of the Code of any amount paid or payable under this Supplemental Agreement is being reviewed or is in dispute. The Holding Company shall assume control at its expense over all legal and accounting matters pertaining to such federal tax treatment (except to the extent necessary or appropriate for Executive to resolve any such proceeding with respect to any matter unrelated to amounts paid or payable pursuant to this contract) and Executive shall cooperate fully with the Holding Company in any such proceeding. Executive shall not enter into any compromise or settlement or otherwise prejudice any rights the Holding Company may have in connection therewith without prior consent to the Holding Company.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed and its seal to be affixed hereunto by its duly authorized officer and its directors, and Executive has signed this Amendment, on the 20th day of December, 1999.


ATTEST:                              DELPHOS CITIZENS BANCORP, INC.


/s/ Gary G. Ricker                   By: /s/  P. Douglas  Harter
---------------------------        --------------------------------
Secretary                                    Director


                [SEAL]


WITNESS:


/s/ Peggy D. Grothause               By:  /s/ Joseph R. Reinemeyer
-----------------------             ---------------------------------
                                           Executive